                                    SUBLEASE

     THIS SUBLEASE, made as of this 1st day of January, 2000, by and between CYPRUS AMAX MINERALS COMPANY, a wholly owned subsidiary of Phelps Dodge Corporation, qualified to do business in the State of Colorado and having an office at 9100 East Mineral Circle, Englewood, Colorado, (hereinafter called the "Sublessor") and RHYTHMS NETCONNECTIONS, INC. a Delaware corporation qualified to do business in the State of Colorado and having an office at 6933 S. Revere Parkway, Englewood, Colorado (hereinafter called the "Sublessee").

                               W I T N E S S E T H

     WHEREAS, by a certain Lease Agreement dated April 30, 1987 (the "Initial Lease"), Panorama Park Venture I Limited Partnership (hereinafter called the "Venture") leased to Sublessor's predecessor-in-interest that certain building located at 9100 East Mineral Circle, Englewood, CO (hereinafter called the "Leased Premises") together with all attached fixtures and chattels or appurtenances as are used in connection therewith and with all respective easements, rights and appurtenances relating thereto, all on the terms and conditions set forth in the Initial Lease; and

     WHEREAS, PERA, a Colorado general partnership (the "Overlandlord"), is the successor in interest to the Venture; and

     WHEREAS, the Initial Lease was extended through September 30, 1999 by virtue of Sublessor's exercise of its first option under the Lease; and

     WHEREAS, the Initial Lease was amended by that certain Lease Amendment Number One dated June 23, 1987, was further amended by that certain Second Amendment to Lease dated September 29, 1988, and was further amended by that certain Third Amendment to Lease dated as of October 1, 1993 which provided in part for an extension of the term of the Initial Lease through October 1, 2008 (collectively, the "Initial Lease Amendments");

     WHEREAS, the Initial Lease, together with the Initial Lease Amendments, are hereinafter referred to as the "Master Lease;" and

     WHEREAS, a copy of the Master Lease, attached hereto as Exhibit A, consisting of the Initial Lease and the Initial Lease Amendments, warranted by Sublessor to be true and correct, has been delivered to Sublessee, the receipt of which is hereby acknowledged; and

     WHEREAS, Sublessee desires to sublease from Sublessor the Leased Premises (that comprises a total of approximately 153,048 rentable square feet of the Leased Premises) substantially described in Exhibit B attached hereto and incorporated herein by this reference, to be progressively occupied by Sublessee during the year 2000 in three phases. The first phase shall consist of Sublessee occupying approximately 52,000 rentable square feet, as depicted on Exhibit B-1 attached hereto and incorporated herein by this reference, with such occupancy by Sublessee to commence on January 1, 2000 (the "First Phase"). The second phase shall consist of

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approximately 41,362 rentable square feet, as depicted on Exhibit B-2 attached hereto and incorporated herein by this reference, with occupancy by Sublessee to commence on July 1, 2000 (the "Second Phase"). The third phase shall consist of approximately 59,686 rentable square feet, as depicted on Exhibit B-3 attached hereto and incorporated herein by this reference, with occupancy by Sublessee to commence on July 1, 2000 (the "Third Phase"); and

     WHEREAS, the parties desire that they enter into a sublease agreement for the term, at the rate, and upon and subject to the covenants, conditions, limitations, exceptions and reservations contained in this Sublease.

     NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns hereby covenant and agree as follows:

                                    ARTICLE 1

                            BASIC SUBLEASE PROVISIONS

1.1 SUBLEASED PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby rents from Sublessor premises located at 9100 East Mineral Circle, Englewood, Colorado 80112 and further described on Exhibit B attached hereto consisting of approximately 153,048 rentable square feet (such space being hereinafter called the "Office Premises"), with occupancy thereof to be in accordance with the following three phase schedule, together with Sublessee's right to use the Common Area Facilities (as defined in paragraph 5.1 hereof), and the right to use and occupy the Parking Areas (as defined in paragraph 5.2 hereof), all for the term hereinafter stated, for the rent hereinafter reserved, and upon and subject to the covenants, terms, conditions, limitations, exceptions and reservations of this Sublease. The Office Premises, Common Area Facilities and Parking Areas are hereinafter collectively called the Subleased Premises. The Subleased Premises also include the fixtures, improvements and any other property now installed. Sublessee shall have the right to pass in and out of all corridors necessary to access the Subleased Premises.

For Phase 2 and Phase 3 Sublessor shall utilize reasonable efforts to vacate contiguous blocks of space and make such space available for Sublessee earlier than contemplated herein for Phase 2 and Phase 3. In such event, Sublessee shall have the option to occupy the space made available, but shall have no obligation to do so. In the event Sublessee occupies such space earlier than provided below, Sublessee shall be responsible for paying rent, and all additional charges for the space so occupied commencing on the sixtieth day after Sublessee occupies said portion of Phase 2 or Phase 3. Subject to the foregoing paragraph, the schedule for occupancy by Sublessee shall be as follows:

a. Sublessee shall be granted the right to possession of the initial portion of the First Phase, as depicted on Exhibit B-1(a) attached hereto and incorporated herein by this reference, commencing on January 1, 2000, and the Sublessee shall be granted the right to possession of the second portion of the First Phase, as depicted on Exhibit B-1(b) attached hereto, on January 17, 2000, and the Sublessee shall be granted the right to possession of the remaining portion of the First Phase as depicted on Exhibit B-1(c) attached hereto, on February 1, 2000, comprising a total of approximately 52,000 rentable square feet.

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

b. Sublessee shall be granted the right to possession of the Second Phase, consisting of approximately 41,362 rentable square feet, as depicted on Exhibit B-2 attached hereto and incorporated herein by this reference, commencing on July 1, 2000

c. Sublessee shall be granted the right to possession of the Third Phase, consisting of approximately 59,686 rentable square feet, as depicted on Exhibit B-3 attached hereto and incorporated herein by this reference, commencing on July 1, 2000;

At anytime prior to June 30, 2000 either Sublessor or Sublessee may cause a measurement to be made of any rentable square feet in the Office Premises occupied by Sublessee or made available for occupancy to Sublessee by Sublessor, as the case may be, and in such event the number of rentable square feet shall be adjusted to the actual square feet measured which such actual measurement shall be in force and effect through June 30, 2000.

In any event, Sublessor shall make available for occupancy, and Sublessee shall assume the occupancy of, the entire 153,048 of rentable square feet of the Office Premises no later than July 1, 2000. Sublessor and Sublessee acknowledge and agree that the Office Premises constitute exactly 153,043 rentable square feet and that, commencing on September 1, 2000, Sublessee shall pay Fixed Rent and all Additional Charges based upon the occupancy of exactly 153,043 rentable square feet. Sublessor and Sublessee further acknowledge and agree that the Subleased Premises, as defined herein, shall constitute the entire amount of the "Premises" and the "Building," as defined in the Master Lease, and that as of July 1, 2000 Sublessee shall occupy the entire amount of the Subleased Premises.

1.2 USE. Sublessee shall use the Office Premises for general office and related purposes consistent with the Master Lease only, the Common Area Facilities on the terms and conditions set forth in paragraph 5.1 hereof; and the Parking Areas only for the parking of motor vehicles used by Sublessee, Sublessee's employees and business invitees. With respect to each of the foregoing restrictions on the use of different portions of the Subleased Premises, Sublessee agrees to abide by such restrictions unless Sublessor gives its advance written consent to another use. Sublessee will not use or suffer or permit the use of the Subleased Premises, or any part thereof, in any manner, which would violate the provisions of the Master Lease.

1.3 TERM. The term of this Sublease shall commence pursuant to the three phase schedule set forth hereinabove, and shall end at twelve o'clock midnight on September 30, 2008 (hereinafter called the "Expiration Date"), or shall end on such earlier date pursuant to any of the conditions of limitation or other terms and conditions of this Sublease. If the Leased Premises, or any part thereof, are not available for possession on the dates specified above, the respective commencement dates shall be extended one (1) day for each day of delay. Such shall be the sole and exclusive remedy of Sublessee.

1.4 SPACE PLANNING ALLOWANCE. Sublessor shall provide to Sublessee a one (1) time space planning allowance of five cents per rentable square foot, consisting of a total amount of Seven Thousand Six Hundred Fifty Two and 40/100 Dollars ($7,652.40). Sublessor shall pay Space Planning Allowance to Sublessee upon full execution of this Sublease and approval.

1.5 TENANT IMPROVEMENT ALLOWANCE. Sublessor shall provide to Sublessee a Tenant Improvement Allowance of Five Dollars ($5.00) per rentable square foot of the Office Premises. Sublessee shall provide to Sublessor invoices and receipts and other reasonably required

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

documentation of expenditures up to and including Five Dollars ($5.00) per square foot of rentable area in the Leased Premises Sublessee makes for tenant improvements. Reimbursement to Sublessee from Sublessor shall commence on the first day of the month subsequent to Sublessor receiving such invoices and receipts and shall be in the form of a monthly rent credit to Sublessee, amortized twenty four (24) months at the rate of ten percent (10%) per annum. Sublessee agrees to obtain a minimum of three (3) bids from contractors approved by both Sublessor (such approval not to be unreasonably withheld) and Sublessee for review and approval by Sublessor. Sublessee shall manage the tenant finish construction. Sublessor shall have no responsibility for management supervision of the tenant finish construction.

1.6 SUBLESEE'S INSPECTION OF THE LEASED PREMISES. Sublessee represents that it has inspected the Subleased Premises and is generally familiar with the condition of every part thereof. Sublessee agrees that it enters into this Sublease without any representations or warranties by Sublessor, its officers, employees, agents, or representatives as to the condition of the Subleased Premises, except as otherwise provided for herein. Within three (3) days of the date this Sublease is fully executed, Sublessor shall deliver to Sublessee and Overlandlord all available surveys relating to the existence (if any) of hazardous materials in the Subleased Premises and all available reports relating to the compliance (or lack thereof) of the Subleased Premises with the provisions of the Americans With Disabilities Act. Subject to the foregoing Space Planning Allowance and the Tenant Improvement Allowance, Sublessee agrees to accept the Subleased Premises "as is" in its condition as of the dates set forth in Section 1.1 relating to the phased occupancy by Sublessee, without requiring any alteration, addition, improvement, installation, repair or decoration to be made by Sublessor or at Sublessor's expense. Sublessor may make certain furniture and equipment available for Sublessee to purchase. In the event that Sublessee declines to purchase the furniture and/or equipment, Sublessor shall remove the same. Sublessee shall only proceed with alterations to the Leased Premises as are permitted, in writing, by Sublessor and Overlandlord in accordance with the provisions of Paragraph 6.1 hereinbelow. Sublessor represents that it has the right to request that Overlandlord permit Sublessee to sublease the premises, and that, to the best of Sublessor's knowledge, it is not in material default of any of its obligations under the Master Lease.

                                    ARTICLE 2

                                      RENT

2.1 OFFICE SPACE FIXED RENT. Subject to the early occupancy provisions set forth in Article I of this Sublease, Sublessee agrees to pay Sublessor the sum per rentable square foot per month set forth in the Master Lease, per the number of rentable square feet occupied by Sublessee, in monthly installments (hereinafter called "Fixed Rent"). The Fixed Rent and subsequent adjustments, if any, shall be calculated on a rentable square foot basis. Notwithstanding the date for Sublessee's occupancy of portions of the Leased Premises, but subject to the adjustment for any delay due to Sublessor in delivering the Subleased Premises to Sublessee, the Fixed Rent shall commence to be due and payable as follows:
For Phase One the Fixed Rent shall be paid commencing on April 1 of 2000 and shall continue through the end of the lease term. For Phase Two the Fixed Rent shall commence to be paid on September 1 of 2000 and continue through the end of the lease term. For Phase Three the Fixed Rent shall commence to be paid on September 1 of 2000 and continue through the end of the lease term. Rent shall be paid by Sublessee in advance on the first day of each and every calendar month

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

during the term of this Sublease, commencing as set forth hereinabove. In the event, however, Sublessee occupies a portion of Phase Two or Phase 3 prior to July 1, 2000, Sublessee shall commence to be liable for Fixed Rent, and all Additional Charges, sixty (60) days subsequent to date of the early occupancy of any such portion of Phase 2 or Phase 3 by Sublessee based upon the rentable square feet occupied prior to July 1, 2000. Payments of rent and additional rent shall be made by Sublessee without any deduction or set-off except as expressly set forth herein.

2.2 ADDITIONAL CHARGES. Fixed rent, in accordance with the terms of the Master lease, is to be triple net to the Overlandlord, and shall be triple net to Sublessor under this Sublease. Sublessee shall pay to Sublessor all sums due to the Overlandlord as Additional Rent, for Building Costs as are set forth in the Master Lease, and all additional sums as set forth in the Master Lease as the obligation of Tenant (collectively, the "Additional Rent" or the "Additional Charges"), prior to the date that such sums are due and payable by Tenant in accordance with the terms of the Master Lease. Additional Rent, and all additional charges due from Sublessor to Overlandlord in accordance with the terms of the Master Lease, shall be paid per rentable square foot occupied by Sublessee, commencing in accordance with the Fixed Rent commencement dates set forth for each of the three phases for occupancy set forth in Section 2.1. Notwithstanding the foregoing, in the event the Sublessee accepts occupancy of a portion of Phase 2 or Phase 3 prior to the scheduled dates set forth in Section
1.1 Sublessee's payment of Additional Rent shall be in proportion to the amount of rentable square feet which is occupied by Sublessee and on which Sublessee is obligated to pay Fixed Rent.

2.3 PAYMENT. The Fixed Rent, and Additional Rent or other charges herein reserved or payable, shall be paid to Sublessor at its offices: Cyprus Amax Minerals Company/Phelps Dodge Corporation, Mark Fitzgerald, Land and Water Resources, 2600 North Central Ave., Phoenix, Arizona, 85004 or at such other place as Sublessor may designate, in lawful money of the United States of America, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever, except as otherwise expressly provided in this Sublease. All sums due and payable as Fixed Rent or additional rent which are not paid within ten (10) days after the due date shall incur a late charge of five-percent of the payment due, and shall in addition bear interest from and after the due date at the rate of ten percent (10%) per annum. Notwithstanding the foregoing Sublessee shall not be liable to pay a late charge if such late payment is the first late payment in any calendar year, however, interest shall accrue and be due and payable on such amount.

                                    ARTICLE 3

                                SECURITY DEPOSIT

3.1 SECURITY DEPOSIT. Upon execution of this Sublease, Sublessee shall deposit with Sublessor a security deposit in the amount of Two Million Dollars ($2,000,000.00). Sublessor shall hold such sum in federally insured interest bearing account(s) with interest accruing thereon being paid by Sublessor to Sublessee annually. In no event shall Sublessor be responsible for the amount of interest earned upon the security deposit. In addition, Sublessee shall provide to Sublessor a clean, irrevocable and unconditional letter of credit in the amount of One Million Dollars ($1,000,000.00) issued for the benefit of Sublessor by a federally insured

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banking institution on a date no later than thirty (30) days subsequent to the execution of this Sublease. Such letter of credit shall be maintained by Sublessee, and renewed no later than thirty (30) days prior to any applicable date of expiration, through and until December 31, 2001. On December 31, 2001, Sublessee shall deposit with Sublessor the sum of Five Hundred Thousand Dollars ($500,000.00) as an additional security deposit. In the event that any portion of the security deposit is used, applied or retained as a result of an uncured default by Sublessee, Sublessee shall replenish any and all amounts used or applied. On December 31, 2003, and on each successive December 31st thereafter, Sublessor shall, provided Sublessee is not at any applicable time in default under any obligation under this Sublease beyond any applicable cure period, pay to Sublessee twenty-five percent (25%) of the balance existing as a security deposit under this Sublease as of December 31, 2003. In no event however, shall the total security deposit decline to an amount less than Five Hundred Thousand Dollars ($500,000.00). Provided Sublessee is not in default under this Sublease beyond the expiration of the applicable notice and cure period, within thirty
(30) days after the expiration or earlier termination of the Term of this Sublease, Sublessor shall return such Security Deposit to Sublessee, less such portion thereof as Sublessor shall have appropriated to satisfy any of Tenant's obligations, or any uncured default by Sublessee, under the Sublease.

                                    ARTICLE 4

                               OPERATING EXPENSES

4.1 OPERATING EXPENSES. Intentionally omitted.


                                    ARTICLE 5

                       SUBLESSOR'S AFFIRMATIVE OBLIGATIONS

5.1 COMMON AREA FACILITIES. Prior to July 1, 2000, Sublessor shall make available, at no additional charge to Sublessee, use of the following facilities:

     (i) the existing rest rooms, cafeteria area, Locker Room and Exercise Room on an "as available basis" together with the right to the nonexclusive use, in common with others, of all other facilities designated for common use, in the Subleased Premises, (collectively, the "Common Area Facilities").

Thereafter Sublessor shall have no obligation to Sublessee to maintain or administer any facilities within the Subleased Premises.

5.2 PARKING SPACES. Sublessee shall have the use of all the existing parking spaces on the site of the Leased Premises, excluding two hundred (200) spaces reserved for Sublessor's use through July 1, 2000. Subsequent to July 1, 2000, Sublessee shall be entitled to a reasonable number of parking spaces in proportion to the number of square feet Sublessee occupies in the Leased Premises to the total available (unless more is made available by the Sublessor). Use of

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such outside surface parking spaces by Sublessee, its employees and invitees is included in the Fixed Rent.

5.3 PROPERTY MANAGEMENT AND JANITORIAL SERVICES. Sublessee shall be entitled to any of those services provided by Overlandlord in accordance with the terms of the Master Lease. Sublessor and Sublessee agree that Sublessor shall have no responsibility to provide any property management, janitorial or other services to Sublessee, unless hereafter agreed upon by the parties. Notwithstanding the foregoing, Sublessee agrees to utilize the current janitorial service through June 30, 2000, and shall be responsible for the pro rata charges associated therewith. In the event that any warranties on equipment in the Leased Premises are assigned to Sublesee, they shall be assigned to Sublessee without recourse against Sublessor, on the dates Sublessee becomes obligated for the payment of Fixed Rent. Any costs incurred by Overlandlord or Sublessor for property management and janitorial services shall be included as Additional Charges as specified in Article IV of the Master Lease.

5.4. UTILITIES. From January 1, 2000 through and including June 30, 2000 Sublessor shall receive invoices for and make all payments regarding the costs of operating, maintaining and repairing the services to be maintained by Tenant as described in the Master Lease, with such costs to be considered Additional Charges. From and after June 30, 2000, Sublessee shall receive all invoices and be directly responsible for the cost of operating, maintaining and repairing the services described in Article VI or other portion of the Master Lease with respect to the Subleased Premises. Sublessor shall remain responsible for any such services relating to any portion of the Leased Premises not included in the Subleased Premises through June 30, 2000 and for any portion of the premises not turned over by that date. To the extent that utilities may be provided to the Subleased Premises by Sublessor or Overlandlord, the cost of these utilities shall be included as Additional Charges as specified in Article IV of the Master Lease. Sublessee shall inform Sublessor of any failure by Overlandlord to provide services or other obligations under the Master Lease. In the event a failure occurs, Sublessee shall take any and all actions reasonably necessary to enforce its rights and cause Overlandlord to perform as required. Sublessor shall not have any responsibility to Sublessee to compel Overlandlord's performance thereof.

                                    ARTICLE 6

                       SUBLESSEE'S AFFIRMATIVE OBLIGATIONS

6.1 ALTERATIONS. Sublessor agrees to provide Sublessee and Overlandlord with "as built" plans and specifications for the Subleased Premises, to the extent that Sublessor has possession of the same within three (3) days of the execution of this Sublease. Sublessee agrees that any alteration, addition, improvement, installation and decoration (hereinafter collectively called "Alteration") in the Subleased Premises after the Commencement Date shall be made only (i) with the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed (and the Overlandlord, if required by the terms of the Master Lease); (ii) by workmen or contractors approved by Sublessor, which approval shall not be unreasonably withheld, conditioned or delayed; (iii) in full compliance with all laws, ordinances and regulations of applicable authorities (including any fire insurance rating organizations having jurisdiction over the Subleased Premises); and (iv) in accordance with the provisions of the Master Lease. At the expiration of the term of this Sublease, Sublessee shall not be required to remove any Alteration unless Sublessee agrees to such removal as a condition to obtaining the consent of Sublessor or the Overlandlord to such Alteration, but shall be responsible for restoring

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the Subleased Premises to the condition existing on the Commencement Date, subject only to normal wear and tear.

6.2 MAINTENANCE. Subject to Overlandlord's responsibilities under Section 7.01 of the Master Lease, Sublessee shall take good care of the Subleased Premises and the fixtures and appurtenances therein. All damage or injury to the Subleased Premises and to its fixtures, glass, appurtenances and equipment caused by the moving of property by Sublessee in or out of the Subleased Premises, or by the installation or removal by Sublessee of furniture, fixtures or other property, or resulting from carelessness, omission, neglect or improper conduct of Sublessee, its agents, servants or employees, shall be repaired, restored or replaced promptly by Sublessee, at its sole cost and expense, to the satisfaction of Sublessor. All of said repairs and replacements required to be made by Sublessee shall be in quality and class substantially equal to the original work or installation and shall be done in a good and workmanlike manner.

6.3 CONSENT OF OVERLANDLORD. Whenever in this Sublease the Sublessee is required to obtain the consent of Sublessor, Sublessee shall also be required to obtain the consent of Overlandlord. Whenever the consent of Landlord is required to be secured from Landlord by Tenant, as set forth in the Master Lease, Sublessee shall be required to obtain the consent of both Sublessor and Overlandlord. Overlandlord may extend or withhold its consent to any action contemplated under the Master Lease in accordance with the terms and conditions therein. If such consent to be obtained is set forth in this Sublease, but not in the Master Lease, the consent of Overlandlord shall not be unreasonably withheld.

                                    ARTICLE 7

                    SUBLESSOR'S COVENANTS AND REPRESENTATIONS

7.1 COVENANTS AND REPRESENTATIONS. Sublessor covenants and represents to Sublessee as follows that:

     (a) the Master Lease is in full force and effect, Sublessor has received no notice of default and, to the best of Sublessor's knowledge, no default exists thereunder;

     (b) Sublessor will use reasonable efforts to obtain written approval and consent from Overlandlord as required in the Master Lease to enter into this Sublease.


                                    ARTICLE 8

                                    INSURANCE

8.1 INSURANCE. Sublessee shall indemnify and hold Sublessor, its agents and employees, harmless from and against all claims for damages to persons or property by reason of Sublessee's use or occupancy of the Leased Premises, and the use and occupancy of the Leased Premises by Sublessee's agents, employees, contractors, invitees, and licensees, for any reason or purpose, save and except those claims for damages which arise directly out of the grossly negligent or intentional acts or omissions of Sublessor, its agents, employees, contractors or invitees. Sublessee shall maintain, at its own cost and expense throughout the term of this Sublease, insurance with respect to the Subleased Premises of the type and in the amounts reasonably acceptable to Sublessor. Such policies shall name Sublessor and Overlandlord (hereinafter called "Additional Insureds") as additional insureds and shall be primary and non-contributing with any other insurance carried by the Additional Insureds. Such policies may be carried under Sublessee's blanket policy covering the Subleased Premises and other locations owned or occupied by Sublessee, in which case Sublessee may deliver to Sublessor certificates of such insurance in lieu of insurance policies. All insurance policies required to be maintained pursuant to this Sublease shall require twenty (20) days written notice to Sublessor and Overlandlord prior to cancellation thereof.

8.2 WAIVER OF SUBROGATION. Sublessee and Sublessor hereby waive any and all rights of recovery or subrogation against the other party for or arising out of damage to the Leased Premises, the Subleased Premises or Sublessee's personal property, or injury to persons, whether or not such damage, destruction or injury shall have been caused by the negligence of such party, its agents, servants or employees and shall obtain waivers of subrogation in each others favor from their respective insurance companies .

                                    ARTICLE 9

                           LOSS OF SUBLEASED PREMISES

9.1 CASUALTY. If the Subleased Premises shall be damaged by fire or other casualty, or be condemned or taken in any manner for a public or quasi-public use (and if this Sublease shall not have been terminated as provided in the Master Lease) Sublessee agrees that Sublessor's obligation to repair, restore or rebuild the Subleased Premises shall be determined in accordance with the Master Lease. If the Subleased Premises or any part thereof shall be damaged by fire or other casualty, Sublessee shall give prompt written notice to Sublessor.

9.2 PARTIAL DESTRUCTION. If less than substantially all of the Subleased Premises shall be rendered untenantable by fire or other casualty, or be condemned or taken in any manner for a public or quasipublic use, the Fixed Rent, apportioned according to the area of the Subleased Premises (based on the rentable square footage set forth in paragraph 1.1) shall be abated for the period from the date of such damage to the date when the damage shall have been repaired, unless Sublessor is unable to collect the insurance proceeds applicable to such damage because of some action or inaction on the part of Sublessee or its employees, licensees or invitees; or (ii) Sublessor shall make available to Sublessee, during the period of such repair, other space in the vicinity of the Subleased Premises which is reasonably suitable for the temporary carrying on of Sublessee's business. Notwithstanding the foregoing, if the damage results in a material interference with the ability of the Sublessee to conduct its business for a period of 90 days, the Sublessee shall thereupon have the right to terminate this Sublease, notwithstanding that the damage was caused by some action or inaction on the part of Sublessee or its employees, licensees or invitees.

9.3 SUBSTANTIAL DESTRUCTION. If the Subleased Premises should be totally destroyed by fire or other casualty, or if the Subleased Premises are damaged so that rebuilding cannot be reasonably completed within one hundred twenty (120) working days after the date of the written notification by Sublessee to Sublessor of the destruction, as determined by an independent, licensed architect chosen by Sublessor this Sublease may be terminated by either party, and the rent shall be abated for the unexpired portion of this Sublease, effective as of the date of the damage. Unless the Sublessor is grossly negligent, then Sublessor shall not be liable for any inconvenience or annoyance to Sublessee or injury to the business of Sublessee resulting in any way from damage from fire or other casualty or the repair thereof. Sublessee understands that Sublessor and the Overlandlord will not carry insurance of any kind on Sublessee's goods, furniture or furnishings or on any fixtures, equipment, improvements or installations removable by Sublessee in accordance with the provisions of the Master Lease and this Sublease (herein collectively called "Sublessee's Property") and that neither Sublessor nor the Overlandlord shall be obligated to repair any damage thereto or replace same.

9.4 CONDEMNATION. In the event of any condemnation or taking of the Subleased Premises, or any portion thereof, Sublessor's rights are limited by the Master Lease. In the event of a taking of all or a portion of the Subleased Premises, Sublessee shall not be entitled to receive any part of any award made in the condemnation proceeding; provided, however, that nothing contained herein shall be deemed to preclude Sublessee from intervening for Sublessee's own interest in such proceeding to claim or receive from the condemning authority any compensation to which Sublessee may otherwise be lawfully entitled in such case in respect to a taking of Sublessee's Property excluding improvements to and fixtures in the Subleased Premises; and Sublessee shall be entitled to the benefit of any diminution in rent granted to Sublessor under the Master Lease which is applicable to the portion of the Subleased Premises so condemned or taken. Notwithstanding the foregoing, if the damage results in a material interference with the ability of the Sublessee to conduct its business for a period of 90 days, the Sublessee shall thereupon have the right to terminate this Sublease.

9.5 YEAR 2000. Sublessor and Overlandlord expressly disclaim any and all representations, covenants or warranties regarding the Leased Premises in the event a Year 2000 impairing event occurs. This provision shall be broadly construed to protect the Sublessor and Overlandlord.

                                   ARTICLE 10

                                     DEFAULT

10.1 SUBLESSOR'S REMEDIES. In the event of any default on the part of Sublessee under any of the terms, provisions, covenants or agreements of the Master Lease or of this Sublease and Sublessee's failure to cure any such default within the applicable notice and cure period as stated in the Master Lease or this Sublease, Sublessor shall have the same rights and remedies against Sublessee under this Sublease as are available to the Overlandlord against Sublessor under the provisions of the Master Lease including, but not limited to, those under Paragraph XIV of the Master Lease.

10.2 SUBLESSEE'S REMEDIES. In the event of any default on the part of Sublessor under any of the terms, provisions, covenants or agreements of the Master Lease or of this Sublease, except as otherwise specifically provided herein, Sublessee shall have the right to seek direct damages or specific performance, but shall not have the right to terminate this Sublease. Except to the extent of the gross negligence or willful misconduct of Sublessor. Sublessee expressly waives its rights to seek consequential damages from Sublessor and Overlandlord.

                                   ARTICLE 11

                                    SUBLEASE

11.1 INCORPORATION OF THE MASTER LEASE. Nothing contained herein shall be deemed to increase or expand the rights of Sublessee to an extent greater than that of Sublessor as Tenant under the Master Lease. The terms, covenants, conditions, and agreements of the Master Lease, other than the payment of the Basic Rent, Operating Expenses, additional rent and other charges therein set forth for the period prior to September 1, 2000, are incorporated in and made part of this Sublease as though fully set forth herein, but only to the extent such terms, covenants, conditions and agreements apply to the Subleased Premises hereunder. In the incorporation of such terms, conditions and agreements, however, if there is a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control, except in the event the Master Lease sets forth greater obligations or greater restrictions on the "Tenant" under the Master Lease, in which event the terms and conditions of the Master Lease as applicable to Tenant thereunder shall be assumed and performed by Sublessee in accordance with the terms of the Master Lease. In the event there has been a breach of the Master Lease or a violation of the conditions prior to January 1, 2000, Sublessor shall indemnify and hold Sublessee from and against any claim of Overlandlord related thereto. References to the "Premises" shall refer to the Subleased Premises to the extent such references are applicable. This Sublease is subject to and subordinate to, all of the terms, covenants, provisions, conditions and agreements contained in the Master Lease and the matters to which the Master Lease is subject and subordinate. This Sublease shall also be subject to any amendments or supplements to the Master Lease hereafter made between the Overlandlord and Sublessor, provided that any such amendment or supplement to the Master Lease will not materially change any of the Sublessee's right or obligations under this Sublease, including without limitation that any such amendment or supplement will not prevent or adversely affect the use by Sublessee of the Subleased Premises in accordance with the terms of this Sublease, shorten the term of this Sublease, or require Sublessee to pay any charges not otherwise agreed to be paid by Sublessee as expressly written in this Sublease.

11.2 SUBLESSEE'S DUTIES REGARDING MASTER LEASE. With respect to those provisions of the Master Lease not specifically excluded as provided in Section 11.1, Sublessee covenants and agrees as follows:

     (a) to perform and observe all of the terms, covenants, conditions and agreements of the Master Lease to be performed on the part of Sublessor with respect to the Subleased Premises.

     (b) that Sublessee will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Master Lease or the rights of Sublessor as tenant thereunder to be cancelled, terminated or forfeited, or which would make Sublessor liable for any damages, claim or penalty; and

     (c) to indemnify and save harmless Sublessor and its officers, directors, agents and employees from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest or expenses (including reasonable attorneys' fees and disbursements incurred in the defense thereof) to which Sublessor or any officer, director, agent or employee may be subject, or suffer by reason of, Sublessee's default or breach of any term, covenant, condition or agreement for which Sublessee is responsible under the Master Lease as incorporated herein subject to the limitations contained in Section

     11.1, or any injury to or death of any person or persons or damage to property (including any loss of the use thereof) or otherwise arising from the use or occupancy of the Subleased Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Sublessee, its assignees or subtenants, or their respective employees, agents, contractors, licensees, or invitees in or about the Subleased Premises. This indemnity shall not apply to any matter caused wholly or in part by Sublessor's gross negligence or intentional acts or intentional omissions.

11.3 APPROVAL OF OVERLANDLORD. This Sublease is subject to the approval of Overlandlord and shall not be in force and effect until such time as it is approved by Overlandlord.

                                   ARTICLE 12

                                 NONDISTURBANCE

12.1 QUIET POSSESSION. So long as Sublessee is not in default beyond the expiration of the applicable notice and cure period, Sublessee shall quietly enjoy the Subleased Premises without hindrance or molestation by Sublessor or by any other person lawfully claiming the same, subject, however, to the covenants, agreements, terms, provisions and conditions of this Sublease, the Master Lease and to the matters to which the Master Lease is subject and subordinate.

12.2 NOTICE OF DEFAULT AND RIGHT TO CURE. Sublessor shall provide Sublessee with copies of any written notice to or from Overlandlord specifying an Event of Default by Sublessor under the terms of the Master Lease within forty-eight (48) hours of Sublessor's receipt from or delivery of the notice to Overlandlord. Upon demand from Sublessee, Sublessor shall take all action reasonably necessary to avoid termination of the Master Lease or disturbance of Sublessee's use and occupancy of the Subleased Premises as a result of such Event of Default, including, if necessary or appropriate, the initiation, at Sublessor's sole cost and expense, of legal action in a court of competent jurisdiction seeking a judicial determination as to whether an Event of Default has occurred and/or a stay of Overlandlord's rights under the Master Lease to terminate the Master Lease or to reenter and repossess the Subleased Premises, or any part thereof, or otherwise to disturb Sublessee's use and occupancy of the Subleased Premises, or any part thereof, under the terms of this Sublease. Sublessor shall keep Sublessee fully advised as to Sublessor's efforts to cure or resolve any allegation of an Event of Default and shall provide Sublessee, at Sublessor's expense, with copies of all correspondence, and documentation, including but not limited to, any pleadings filed by or on behalf of Sublessor or Overlandlord in the course of any litigation which involves an alleged Event of Default, relating thereto. If Sublessor fails to timely cure an Event of Default or contest the same by appropriate legal proceedings or, having initiated such contest fails to secure a stay of Overlandlord's rights under the Master Lease as referenced above and, as a result thereof, Overlandlord has threatened to disturb Sublessee's use or occupancy of the Subleased Premises or any part thereof, Sublessee shall have the right, but not the duty, to take whatever action is reasonably necessary to cure the Event of Default. All costs, expenses and fees (including reasonable attorneys' fees) incurred by Sublessee in the course of curing an Event of Default shall be fully recoverable from all payments (including Fixed Rent and additional rent) that come due to Sublessor under this Sublease. Sublessor shall indemnify, protect, save and hold Sublessee harmless from all causes of action, claims, demands, damages, liability, costs, expenses and fees (including reasonable attorneys' fees) incurred by Sublessee arising directly or as a consequence of an Event of Default for which Sublessor is responsible or relating to Sublessee's efforts to cure an Event of Default.

                                   ARTICLE 13

                                     NOTICE

13.1 NOTICE. Any notice, request, demand or other communication (hereinafter collectively called "Communications") permitted or required to be given by the terms and provisions of this Sublease or by any law or governmental regulation, either by Sublessor to Sublessee or by Sublessee to Sublessor, shall be in writing. Unless otherwise required by such law or regulation, all Communications shall be given and shall be deemed to have been served and given when either personally delivered, transmitted by facsimile (fax) machine or electronic mail, by nationally recognized overnight courier, or three (3) days after deposited in the United States mail, certified return receipt requested, or registered, with postage thereon fully paid, to the addresses set forth below:

     If to Sublessor:

          Cyprus Amax Minerals Company/Phelps Dodge
          Corporation
          Land and Water Resources 2600 North Central Ave.
          Phoenix, Arizona 85004
          Attention: Mark Fitzgerald
          Telephone: (602) 234-8278
          Facsimile: (602) 234-8067

          With a Copy to:

          General Counsel
          Cyprus Amax Minerals Company/Phelps Dodge Corporation
          2600 North Central Avenue
          Phoenix, Arizona 85004


          With a copy to:

          Asset Manager
          LaSalle Investment Management
          950 17th Street
          Suite 1850
          Denver, Colorado 80202

     If to Sublessee:

          Rhythms NetConnections, Inc.
          6933 S. Revere Parkway
          Englewood, CO 80112
          Attention:
          Telephone:
          Facsimile:

          With a Copy To:
          Jeffrey Blumenfeld, Esq.
          Blumenfeld & Cohen
          1625 Massachusetts Avenue, NW
          Suite 300
          Washington, D.C. 20036

          Asset Manager
          LaSalle Investment Management
          951 17th Street
          Suite 1850
          Denver, Colorado 80202


Either party may, by notice as aforesaid, designate a different address for Communications to it.


                                   ARTICLE 14

                           ASSIGNMENT AND SUBLETTIING

14.1 ASSIGNMENT BY SUBLESSEE. Sublessee shall not assign or transfer all or any part of the Subleased Premises or Sublessee's leasehold estate hereunder without Sublessor's prior written consent, which consent may be withheld in Sublessor's reasonable discretion, and Sublessee shall also obtain the consent of the Overlandlord in accordance with the terms of the Master Lease. Notwithstanding the foregoing, Sublessor agrees that it will not withhold its consent to an assignment of this Sublease to any corporation into which Sublessee is merged or with which Sublessee is consolidated, provided that such assignee shall execute, acknowledge and deliver to Sublessor an agreement in form and substance satisfactory to Sublessor whereby such assignee shall agree (i) to be bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Sublease on the part of Sublessee to be performed; and (ii) that the provisions of this Article 14 shall continue to be binding upon it with respect of all future assignments and transfers.

14.2 SUBLETTING BY SUBLESSEE. If Sublessee desires to sublet all or a major portion of the Subleased Premises, the Sublessee must obtain Sublessor's and Overlandlord's prior written consent, which consent may be withheld in Sublessor's or Overlandlord's reasonable discretion.

14.3 COLLECTION OF RENTS. If this Sublease is assigned or transferred, whether or not in violation of the provisions of this Article 14, Sublessor may, and is hereby empowered to, collect rent from the assignee. In such event, Sublessor may apply the net amount received by it to the Fixed Rent and other payments herein reserved or provided for; and no such collection shall be deemed a waiver of the covenant herein against assignment or an acceptance of the assignee as a tenant under this Sublease or a release of Sublessee from the further performance of the covenants of Sublessee herein contained. If the Subleased Premises or any part thereof is sublet or occupied by others, whether or not in violation of the provisions of this Sublease, Sublessor is hereby empowered, in the event of default by Sublessee, to collect rent from the subtenants or other occupants so long as such default or any other default shall continue; and to apply the same to the curing of any default hereunder in any order of priority Sublessor may elect, any unexpended balance to be applied by Sublessor against any rental or other obligations subsequently becoming due.

14.4 CONTINUING LIABILITY. Except as otherwise specifically provided in this paragraph, the making of any assignment, or subletting in whole or in part by either party to this Sublease, whether or not in violation of the provisions of this Sublease, shall not operate to relieve the assigning party from its respective obligations under this Sublease. The assigning party shall remain liable for the due performance of all the covenants, agreements, terms and conditions set forth herein to the full end of the term of this Sublease.

14.5 SUBLESSOR'S CONSENT. Any consent by Sublessor shall be given within thirty
(30) days of written request therefor, or, if consent is not given, Sublessor shall provide Sublessee with a written explanation of the denial of consent within said thirty (30) day period. Any consent by Sublessor that may hereafter be given to any act of assignment or subletting shall be held to apply only to the specific transaction thereby approved. Such consent shall not be construed as a waiver of the duty of Sublessee or its successors or assignees to obtain from Sublessor a consent to any other subsequent assignment, or subletting or as a modification or limitation of the rights of Sublessor with respect to the foregoing covenants by Sublessee. Except as otherwise expressly provided in this
Article 14, Sublessee will not, by operation of law or otherwise, assign, mortgage or encumber this Sublease or sublease or offer or advertise all or any part of the Subleased Premises for subletting, or permit the Subleased Premises or any part thereof to be used or occupied by others.


                                   ARTICLE 15

                                     SIGNS

15.1 Sublessee at its sole cost and expense and upon receiving Sublessor's and the Overlandlord's prior written approval, which approval shall not be unreasonably withheld, shall have the right to install or utilize a monument sign on East Mineral Circle and to erect or place a sign on the building so long as such signs are reasonably acceptable to Sublessor and Overlandlord, and comply with all applicable laws, rules, ordinances, covenants, restrictions and regulations and shall obtain the consent of Overlandlord in accordance with the terms of the Master Lease.

                                   ARTICLE 16

                                  MISCELLANEOUS

16.1 BINDING EFFECT. The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and inure to the benefit of the respective successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 14 shall operate to vest any rights in any successor, assignee or legal representative of Sublessee.

16.2 CHOICE OF LAW. This Sublease shall be interpreted, construed and enforced in accordance with the laws of the State of Colorado.

16.3 ARBITRATION. In the event that a dispute arises between the parties, Sublessor and Sublessee stipulate and agree that Article XXVIII of the Master Lease shall control.

16.4 SOLE AGREEMENT. This Sublease and the Exhibits attached hereto, set forth the entire agreement between the parties. This Sublease supersedes all prior negotiations and agreements between Sublessor and Sublessee with respect to the subject matter of this Sublease. No modification or alteration of this Sublease shall be effective unless reduced to writing and executed by Sublessor or Sublessee.

16.5 SUBLESSOR'S CONSENT. Whenever the consent of Sublessor is required to be given under the provisions of this Sublease, Sublessor shall be deemed not to have unreasonably withheld its consent if the Overlandlord has refused or withheld its consent thereto for any reason.

16.6 OVERLANDLORD'S CONSENT. This Sublease is subject to and contingent upon Overlandlord's consent.

16.7 AUTHORITY OF PARTIES. Each party warrants that it is authorized to enter into this Sublease, that the person signing on its behalf is duly authorized to execute this Sublease, and that no other signatures are necessary.

16.8 COOPERATION OF SUBLESSOR. Subsequent to the execution of this Sublease, Sublessor shall enter into negotiations with Sublessee regarding the possible shared use of the data center existing within the Leased Premises during the first six (6) months of this Sublease. Subject to the approval of the Overlandlord, and provided it is in compliance with all laws, ordinances, covenants, conditions and restrictions, Sublessee may install and operate during the term of this Sublease one or more satellite antenna receiving dishes or microwave antenna on the roof of the building containing the Leased Premises at such a location as to be reasonably determined by Overlandlord, Sublessor and Sublessee. Subject to the approval of the Overlandlord, and provided it is in compliance with all laws, ordinances, covenants, conditions and restrictions, Sublessee may install and operate during the term of this Sublease a back-up generator outside the Leased Premises at such a location as to be reasonably determined by Overlandlord, Sublessor and Sublessee.

16.9 BROKERAGE. Sublessee hereby represents that Grubb & Ellis Company is Sublessee's exclusive agent in connection with this sublease transaction. Sublessor hereby warrants that Cushman & Wakefield is Sublessor's exclusive agent in connection with this sublease transaction. Sublessor and Sublessee hereby agree to indemnify and hold harmless the other party in the event the other party shall be liable to any brokerage commission to any third party retained or employed by the other party to this sublease not identified herein. Overlandlord shall have no obligation to pay leasing commissions to any broker, agent or third party. Sublessee shall indemnify and hold Overlandlord harmless from and against any claim for a brokerage commission claimed to be due by any party from Overlandlord.

     IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.


SUBLESSOR

CYPRUS AMAX MINERALS COMPANY


By__________________________
Name _______________________
Title_________________________
Date:________________________



SUBLESSEE
RHYTHMS NETCONNECTIONS, INC.


By__________________________
Name _______________________
Title_________________________
Date:________________________


     The undersigned, Phelps Dodge Corporation, hereby guarantees to Sublessee the return of the Security Deposit, as set forth in Paragraph 3.1, or such portion as shall be due Sublessee, in accordance with the terms and conditions of this Sublease.


GUARANTOR:

PHELPS DODGE CORPORATION


By:__________________________
Name: _______________________
Title:_________________________
Date:________________________